UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32058 (Commission File Number)	72-1503959 (IRS Employer Identification No.)

11700 Old Katy Road, Suite 300 Houston, Texas (Address of principal executive offices)		77079 (Zip Code)
Registrant’s telephone number, including area code: (281) 372-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On April 26, 2006, we completed our initial public offering of 29,900,000 shares of our common stock, par value $.01 per share, including 13,000,000 shares sold by us and 13,900,000 shares sold by selling stockholders as described in our registration statement on Form S-1 (Registration No. 333-128750) and the related final prospectus dated April 20, 2006 filed with the SEC under Rule 424(b) of the Securites Act of 1933. The shares sold by the selling stockholders included all of the 3,900,000 shares to cover the underwriters’ over-allotment option, which was exercised in full.
     This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
Item 9.01 Financial Statements and Exhibits.

(c) Exhibit:

1.1	Underwriting Agreement dated April 20, 2006, among Complete Production Services, Inc., the selling stockholders named therein and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorised.

Complete Production Services

Date: April 26, 2006	By:	/s/ J. Michael Mayer

J. Michael Mayer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated April 20, 2006, among Complete Production Services, Inc., the selling stockholders named therein and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several underwriters named therein.
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